Exhibit 99.1

PetMeds® Announces Its Fourth Quarter and Fiscal Year End Financial Results

Declares a Quarterly Dividend of $0.30 Per Share

Delray Beach, Florida, May 9, 2022, PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter and fiscal year ended March 31, 2022.  Net sales for the quarter ended March 31, 2022, were $66.0 million, compared to $71.7 million for the comparable quarter in the prior year, representing a decrease of 7.9%.  Net income of $6.1 million, or $0.30 diluted earnings per share, for the quarter ended March 31, 2022, declined 11% from net income of $6.8 million, or $0.34 diluted earnings per share, for the prior year quarter ended March 31, 2021.  Adjusted EBITDA (1) was $9.5 million, or $0.47 diluted per share, for the current year quarter, compared to adjusted EBITDA of $10.4 million, or $0.52 diluted per share, for the quarter ended March 31, 2021.

Net sales for the fiscal year ended March 31, 2022, was $273.4 million, compared to $309.2 million for the fiscal year ended March 31, 2021, a decrease of 11.6%.  Net income was $21.1 million, or $1.04 diluted earnings per share, for the current fiscal year, compared to net income of $30.6 million, or $1.52 diluted earnings per share, for the prior year fiscal period.  Adjusted EBITDA was $34.0 million, or $1.67 diluted per share, for the fiscal year ended March 31, 2022, compared to adjusted EBITDA of $44.6 million, or $2.22 diluted per share, for the comparable period in the prior year.

Matt Hulett, CEO and President, commented: “While I remain disappointed with the continued decline in sales, we have started to see some indications of improvement, as January and February reflected low single digit declines, representing a marked improvement.  A cooler March in most of the country, however, delayed the usual start of the flea-and-tick season, negatively impacting March’s sales and resulting in a larger sales decline for the quarter.  We expect demand to normalize in the flea and tick and heartworm categories once the colder weather subsides.”

Mr. Hulett added: “Our team has been rapidly accelerating our transformation of PetMeds from a prescription eCommerce company into a broader pet health brand and we made progress across a number of key priorities during the quarter, including launching the rollout out of our enhanced long-term vision for the company.  An early example of this is our recent investment and partnership in pet telemedicine. While we have more work to do to fully transform our core business, we are excited to see the progress of many of the key business drivers – such as the acceleration of our AutoShip subscription service which grew to 37% of our total revenue for the month of March.”

The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock.  The dividend will be payable on May 27, 2022, to shareholders of record at the close of business on May 20, 2022.  The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This afternoon at 4:30 P.M. Eastern Time, the Company will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (800) 891-8256 (toll free) or (415) 226-5361.  We will also provide a link at https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast.  For those unable to participate in the live event, the call will be available for replay from 7:30 P.M. Eastern Time on May 9, 2022, until May 23, 2022, at 11:59 P.M Eastern Time.  To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 22018680.

Founded in 1996, PetMeds is Your Trusted Pet Health Expert and America’s Most Trusted Pet Pharmacy®, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444, investor@petmeds.com.

For media relations contact Mary Eva Tredway, Butin PR, maryeva@Butinpr.com.

1.

Adjusted EBITDA and adjusted EBITDA per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

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Exhibit 99.1 Page 1 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for per share data)

	March 31,	March 31,
	2022	2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$111,080	$118,718
Accounts receivable, less allowance for doubtful accounts of $39 and $39, respectively	1,913	2,587
Inventories - finished goods	32,455	34,420
Prepaid expenses and other current assets	4,866	4,503
Prepaid income taxes	681	959
Total current assets	150,995	161,187

Noncurrent assets:
Property and equipment, net	24,464	25,450
Intangible assets	860	860
Total noncurrent assets	25,324	26,310

Total assets	$176,319	$187,497

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$27,500	$39,548
Accrued expenses and other current liabilities	5,697	5,387
Total current liabilities	33,197	44,935

Deferred tax liabilities	936	1,281

Total liabilities	34,133	46,216

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,979 and 20,269 shares issued and outstanding, respectively	21	20
Additional paid-in capital	11,660	7,111
Retained earnings	130,496	134,141

Total shareholders' equity	142,186	141,281

Total liabilities and shareholders' equity	$176,319	$187,497

Exhibit 99.1 Page 2 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021

Sales	$66,002	$71,679	$273,417	$309,215
Cost of sales	46,605	51,157	195,341	219,267

Gross profit	19,397	20,522	78,076	89,948

Operating expenses:
General and administrative	8,289	7,243	30,829	28,293
Advertising	3,364	4,256	18,799	21,641
Depreciation	687	636	2,738	2,427
Total operating expenses	12,340	12,135	52,366	52,361

Income from operations	7,057	8,387	25,710	37,587

Other income:
Interest income, net	92	85	335	314
Other, net	285	377	1,026	1,315
Total other income	377	462	1,361	1,629

Income before provision for income taxes	7,434	8,849	27,071	39,216

Provision for income taxes	1,368	2,037	5,971	8,613

Net income	$6,066	$6,812	$21,100	$30,603

Net income per common share:
Basic	$0.30	$0.34	$1.05	$1.53
Diluted	$0.30	$0.34	$1.04	$1.52

Weighted average number of common shares outstanding:
Basic	20,208	20,100	20,176	20,060
Diluted	20,335	20,177	20,358	20,119

Cash dividends declared per common share	$0.30	$0.28	$1.20	$1.12

Exhibit 99.1 Page 3 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Year Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$21,100	$30,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,738	2,427
Share based compensation	4,549	3,307
Deferred income taxes	(345)	311
Bad debt expense	165	130
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	509	1,124
Inventories - finished goods	1,965	(16,535)
Prepaid income taxes	278	(959)
Prepaid expenses and other current assets	(363)	(975)
Accounts payable	(12,048)	19,891
Accrued expenses and other current liabilities	(50)	1,221
Income taxes payable	-	(471)
Net cash provided by operating activities	18,498	40,074

Cash flows from investing activities:
Purchases of property and equipment	(1,752)	(2,431)
Net cash used in investing activities	(1,752)	(2,431)

Cash flows from financing activities:
Dividends paid	(24,384)	(22,687)
Net cash used in financing activities	(24,384)	(22,687)

Net (decrease) increase in cash and cash equivalents	(7,638)	14,956
Cash and cash equivalents, at beginning of period	118,718	103,762

Cash and cash equivalents, at end of period	$111,080	$118,718

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$6,085	$6,356

Dividends payable in accrued expenses	$558	$174

Exhibit 99.1 Page 4 of 6

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA and adjusted EBITDA per share, non-GAAP financial measures that we calculate as net income excluding; share-based compensation expense; depreciation and amortization; income tax provision; and interest income (expense). We have provided reconciliations below of adjusted EBITDA to net income and adjusted EBITDA per share to diluted earnings per share, the most directly comparable GAAP financial measures.

We have included adjusted EBITDA and adjusted EBITDA per share in this earnings release because they are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA per share provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as, share-based compensation expense and depreciation and amortization from our adjusted EBITDA and adjusted EBITDA per share because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense) which are not components of our core business operations. Adjusted EBITDA and adjusted EBITDA per share has limitations as financial measures, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA per share does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

●

Adjusted EBITDA and adjusted EBITDA per share does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;

●	Adjusted EBITDA and adjusted EBITDA per share does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; and
●	Other companies, including companies in our industry, may calculate adjusted EBITDA and adjusted EBITDA per share differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA per share alongside other financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income to adjusted EBITDA and adjusted EBITDA per share for each of the periods indicated:

Reconciliation of Non-GAAP Measures

PetMed Express, Inc.

(Unaudited)

	Three Months Ended				Year Ended
($ in thousands, except percentages)	March 31, 2022	March 31, 2021	$ Change	% Change	March 31, 2022	March 31, 2021	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$6,066	$6,812	$(746)	-11%	$21,100	$30,603	$(9,503)	-31%

Add (subtract):
Share-based compensation	$1,509	$1,013	$496	49%	$4,549	$3,307	$1,242	38%
Income Taxes	$1,368	$2,037	$(669)	-33%	$5,971	$8,613	$(2,642)	-31%
Depreciation	$687	$636	$51	8%	$2,738	$2,427	$311	13%
Interest Income/Expense	$(92)	$(85)	$(7)	8%	$(335)	$(314)	$(21)	7%

Adjusted EBITDA	$9,538	$10,413	$(875)	-8%	$34,023	$44,636	$(10,613)	-24%

Exhibit 99.1 Page 5 of 6

	Three Months Ended				Year Ended
($ in thousands, except percentages and per share amounts)	March 31, 2022	March 31, 2021	$ Change	% Change	March 31, 2022	March 31, 2021	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income Per Share to Adjusted EBITDA per share:

Net income per share, diluted	$0.30	$0.34	$(0.04)	-12%	$1.04	$1.52	$(0.48)	-32%

Add (subtract):
Share-based compensation	$0.07	$0.05	$0.02	40%	$0.22	$0.16	$0.06	38%
Income Taxes	$0.07	$0.10	$(0.03)	-30%	$0.29	$0.43	$(0.14)	-33%
Depreciation	$0.03	$0.03	$-	0%	$0.13	$0.12	$0.01	8%
Interest Income/Expense	$-	$-	$-	0%	$(0.01)	$(0.01)	$-	0%

Adjusted EBITDA Per Share	$0.47	$0.52	$(0.05)	-9%	$1.67	$2.22	$(0.55)	-25%

Exhibit 99.1 Page 6 of 6